SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by Party other than the Registrant [ ]

Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EQUUS II INCORPORATED
               (Name of Registrant as Specified in Its Charter)

        JOHN T. UNGER, SNELL & SMITH, P.C., 1000 LOUISIANA, SUITE 3650,
                               HOUSTON, TX 77002
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:
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      2) Aggregate number of securities to which transaction applies:
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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
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      2) Form, Schedule, or Registration Statement No.:
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      4) Date Filed:
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
                             EQUUS II INCORPORATED
                        2929 Allen Parkway, Suite 2500
                             Houston, Texas 77019

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD _______________ ___, 1997

      A Special Meeting of Stockholders of EQUUS II INCORPORATED, (the "Fund"), will be held on ___________, ___________ __, 1997, at 9:30 a.m., local time, at
Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, for the following purposes, all as more fully described in the accompanying proxy statement:

      1. To approve and adopt a new Management Agreement (the "New Management Agreement") between the Fund and Equus Capital Management Corporation (the "Management Company") in the form attached as Exhibit A, which eliminates the management incentive fee payable in the form of cash to the Management Company under the current Management Agreement with respect to any future capital appreciation of the Fund. The new Management Agreement also authorizes the payment to the Management Company of the deferred incentive compensation accrued as a liability on the balance sheet of the Fund at December 31, 1996, in shares of the Fund's common stock, $.01 par value (the "Common Stock"), valued at market value on December 31, 1996, on the basis of cumulative realized and unrealized capital gains net of realized and unrealized capital losses upon the Fund's portfolio securities.

      2. To approve and adopt the Equus II Incorporated 1997 Stock Incentive
Plan.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The implementation of Proposal Nos. 1 and 2 are conditioned on the approval of both proposals.

      The meeting may be recessed from time to time, and actions with respect to the matters specified in the notice may be taken at any reconvened meeting without further notice to stockholders unless required by the Bylaws of the Fund.

      Stockholders of record as of the close of business on January ___, 1997, are entitled to notice of, and to vote at, the Special Meeting. Whether or not you currently plan to attend the Special Meeting, you are urged to sign, date and return the proxy card in the envelope provided.

                                          By order of the Board of Directors,

                                          TRACY H. COHEN
                                          CORPORATE SECRETARY

___________, 1997
Houston, Texas

                                  IMPORTANT

      YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             EQUUS II INCORPORATED
                        2929 Allen Parkway, Suite 2500
                             Houston, Texas 77019

                                PROXY STATEMENT

                        Special Meeting of Stockholders

                               January  __, 1997

      This Proxy Statement is furnished to the stockholders of Equus II Incorporated ("EQS" or the "Fund"), in connection with the solicitation by its Board of Directors (the "Board") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") to be held on ________________, ________ ___, 1997, at 9:30 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, and at any adjournment thereof. The first mailing of this Proxy Statement is expected to be made on or about January ___, 1997.

      The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received before the Special Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Special Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for all of the proposals and in such manner as the persons named on the enclosed proxy card in their discretion determine on such other business as may properly come before the Special Meeting. A stockholder may revoke a proxy at any time before it is voted by: (i) providing written notice of revocation to EQS, (ii) executing and delivering a proxy of a later date to EQS, or (iii) attending and voting in person at the Special Meeting.

      Only holders of record as of the close of business on January ___, 1997 (the "Record Date"), of the Fund's Common Stock are entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Special Meeting. EQS had 4,184,766 shares of Common Stock outstanding on the Record Date. No shareholder was known to own more than 5% of the outstanding shares of Common Stock on that date. The directors and officers of EQS, as a group, beneficially owned approximately 1.9% of the outstanding shares of Common Stock on that date.

      A majority of the voting power of the outstanding shares of the Fund, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present for purposes of determining the existence of a quorum for the Special Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. With respect to a single proposal, abstentions and broker non-votes (i.e., Broker Shares that are not voted on the proposal) will not be counted as votes in favor of or against the proposal.

      The affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Special Meeting will be required to approve each of the three proposals. Under the Investment Company Act of 1940, as amended (the "Investment Company Act") the vote of a majority of the outstanding voting securities of a company means the vote, at a special meeting of the security holders of such company duly called (A) of 67% or more of the voting securities present at such meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

      EQS is a non-diversified, closed-end company as defined under the Investment Company Act and has elected to be treated as a business development company under the Investment Company Act. The Fund's investment advisers are Equus Capital Management Corporation, a Delaware corporation (the "Management Company") and Equus Capital Corporation (the "Sub- Adviser"). The Fund's principal executive office is located at 2929 Allen Parkway, Suite 2500 Houston. Texas 77019. The telephone number is 713-529-0900.

      The cost of soliciting proxies will be paid by the Fund. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. The solicitation of proxies will be by mail, telephone, or otherwise through the officers and regular employees of the Fund or the Management Company without special compensation therefor. In addition, the Fund has engaged MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010 to assist in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee estimated to be $6,500 and reimbursement of all out-of-pocket expenses.

          PROPOSAL 1. TO APPROVE AND ADOPT A NEW MANAGEMENT AGREEMENT
           BETWEEN THE FUND AND EQUUS CAPITAL MANAGEMENT CORPORATION

CURRENT MANAGEMENT AGREEMENT

      The Management Company has served as investment adviser of the Fund since commencement of its operations on July 1, 1992. The Management Company previously served as investment adviser to Equus Investments II, L.P., a Delaware partnership and predecessor of the Fund (the "Equus II Partnership"), Equus Investments Incorporated, a Delaware corporation that merged with the Fund on July 1, 1993 ("Equus I"), and Equus Investments, L.P., a Delaware partnership and predecessor of Equus I (the "Equus I Partnership").

      The investments and business of the Fund are managed by the Management Company, pursuant to a Management Agreement (the "Current Management Agreement") initially approved by the Board on March 24, 1992, and by the stockholders of the Fund on March 24, 1992. The Current Management Agreement was amended by the stockholders of the Fund at a meeting held on June 25, 1993. Continuation of the Current Management Agreement for an additional period ending June 30, 1997, was most recently approved by the Board, including a majority of the

Independent Directors, at their meeting held on May 9, 1996. The Current Management Agreement will continue in effect thereafter from year-to-year provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or (ii) a majority of the independent directors, at a meeting called for the purpose of voting on such approval.

      The Current Management Agreement will continue in effect until June 30, 1997, and from year-to-year thereafter provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or (ii) a majority of the directors who are not "interested persons" of the Fund, at a meeting called for the purpose of voting on such approval. The Current Management Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board of the Fund or the holders of a majority of the Fund's shares on 60 days' written notice to the Management Company, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

      The Current Management Agreement provides that the Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services include, without limitation, providing the Fund with office space, equipment, facilities and supplies and clerical services; keeping and maintaining the books and records of the Fund, and handling communications and correspondence with stockholders; preparing accounting, management and other reports; and providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of the Fund's investments. In return for the services and the expenses that the Management Company assumes under the Current Management Agreement, the Fund pays the Management Company, on a quarterly basis, a management fee equal to 0.5% of the net assets of the Fund on the last day of each calendar quarter (2% per annum). The management fee is payable quarterly in arrears. The Management Company's management fees from the Fund were $1,237,775, $1,212,457 and $1,243,559 for the years ended December 31, 1995, 1994 and 1993, respectively, and were $1,332,137 for the nine months ended September 30, 1996. The total net assets of the Fund as of September 30, 1996, were approximately $103.1 million.

      The Management Company also receives compensation for providing certain investor communication services of which $50,000, $50,000 and $72,370 was received for the years ended December 31. 1995, 1994 and 1993, respectively.

      Certain officers and directors of the Fund serve as directors of portfolio companies. In consideration for such service, such officers or directors may receive and retain directors fees and may participate in such companies' stock option plans. During 1995 the officers and directors of the Fund received $73,848 of director fees from portfolio companies.

      Under the Current Management Agreement, the Fund is obligated to bear all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or the acquisition or disposition thereof, expenses of registering the shares under federal and state securities laws, costs of printing proxies and other expenses related to meetings of stockholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its actual investments, fees of transfer agents and custodians, legal fees, fees of independent public accountants, expenses of printing and distributing reports to stockholders, securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

      Pursuant to Section 7(e) of the Current Management Agreement, the Fund is currently obligated to pay the Management Company quarterly and at the final dissolution of the Fund, as compensation for the services provided under the Current Management Agreement, an incentive fee (the "Management Incentive Fee") in an amount (the "Payment Amount") equal to (i) 20% of the net realized capital gains less unrealized capital depreciation of the Fund and its predecessors on a cumulative basis calculated from October 23, 1987, through the end of the calendar quarter (but not less than zero), less (ii) the aggregate amount of the Management Incentive Fee payments and allocations to the Management Company or to the Sub-Adviser in prior periods; provided that if the Payment Amount is a negative number, the Management Company is required to pay the Payment Amount to the Fund, and, provided, further, that for purposes of calculating the Management Incentive Fee with respect to all assets acquired from Equus I on June 30, 1993 (the "Equus I Investments"), (a) the Fund shall treat such Equus I Investments whose fair market value on June 30, 1993, was less than the amount Equus I paid for such Equus I Investments as if they had been purchased by the Fund for their fair market value on June 30, 1993 and (b) the Fund shall treat such Equus I Investments whose fair market value on June 30, 1993, was more than the amount Equus I paid for such Equus I Investments as if they had been purchased by the Fund for the amount Equus I paid for them. The Investment Advisers Act of 1940 (the "Advisers Act") restricts the amount of the Management Incentive Fee to 20% of the Fund's net realized capital gains less unrealized capital depreciation. Pursuant to Section 6(a) of the Current Management Agreement (the "Sub-Adviser Agreement") between the Management Company and the Sub- Adviser, the Management Company is obligated to pay the Sub-Adviser quarterly and at final dissolution or liquidation of the Fund, as compensation for services provided under the Sub- Adviser Agreement, an incentive fee equal to one-half of the Payment Amount.

      Since 1984, the Management Company and the Sub-Adviser have been paid cumulative cash Management Incentive Fees of $5,722,328 by the Fund and its predecessors, of which $1,183,146 was paid in 1996. The Incentive Fee is paid only upon the realization of capital gains. However, in accordance with generally accepted accounting principles, the Fund records an expense and a corresponding liability for the Management Incentive Fee attributable to the net unrealized capital appreciation of investments in portfolio securities which would be paid if such investments were sold at their current value (the "Deferred Management Incentive Fee").

      Deferred Management Incentive Fee expense (income) for the years ended December 31, 1995, 1994 and 1993 totaled $1,277,595, $(582,622) and $1,947,330, respectively, and for the nine months ended September 30, 1996 totaled $5,926,301. The Deferred Management Incentive

Fee expense (income) relates to the increase (decrease) in unrealized appreciation of investments in portfolio securities and is not paid until such appreciation is realized. A Deferred Management Incentive Fee payable of $4,295,335 and $3,017,740 had accrued at December 31, 1995 and 1994, respectively, on the net unrealized appreciation of portfolio securities. The accrued Deferred Management Incentive Fee payable at September 30, 1996, was $10,221,636.

      Since their organization, the Fund and its predecessors have invested an aggregate of $138,932,095 in portfolio investments and have disposed of portfolio investments for an aggregate consideration of $109,173,188 of which $69,605,194 represented a return of capital and $39,567,994 represented capital gain. At September 30, 1996, the Fund had net assets of $103,061,230 and net unrealized capital gains of $40,151,825.

      The Current Management Agreement also provides for indemnification by the Fund of the Management Company and its officers and directors from any threatened, pending or completed action to the extent that the activities giving rise to such action were performed in good faith either on behalf of the Fund or in furtherance of the interests of the Fund and in a manner reasonably believed by such person to be within the scope of the authority conferred by the Current Management Agreement or by law, so long as such person's conduct did not constitute bad faith, negligence, misconduct or any breach of fiduciary duty owed to the Fund. In the absence of a determination by a court that the person seeking indemnification is not liable by reason of disabling conduct, such indemnification may be authorized by a reasonable determination, based upon a review of the facts, by the disinterested directors or by independent counsel in a written opinion. Indemnification is limited by Section 17(i) of the Investment Company Act.

PROPOSED NEW MANAGEMENT AGREEMENT

      Since the listing of the Common Stock on the American Stock Exchange (the "AMEX"), the shares of Common Stock of the Fund have traded at a discount to the Fund's net asset value. At September 30, 1996, the closing sale price of the Fund's shares was $16.375 and the net asset value of the Fund was $24.63 per share, or a discount of approximately 33%. Since mid-1994, the Board and management of the Fund have implemented a number of actions in an attempt to reduce this discount.

      On June 22, 1994, the Board approved a stock repurchase program. From such date to December 31, 1994, the Fund repurchased 46,200 shares of its stock for $640,159. In March 1995, the Board authorized the repurchase of up to an additional $1,500,000 of the Fund's shares. The Fund repurchased an additional 111,400 shares for $1,498,722, completing the program in June 1995. After completion of the repurchase program announced in March, the Board in June 1995 authorized the repurchase of up to an additional $1,500,000 of its shares. The Fund repurchased an additional 34,100 shares for $494,920 under the June 1995 repurchase program. These actions increased the Fund's net asset value by $1.47 per share.

      In addition, at its February 1995 meeting, the Board established a committee to review ways for the Fund to enhance shareholder value (the "Committee"). The Committee has reviewed a number of proposals, one of which is a change in the management incentive compensation structure of the Fund.

      The Committee has reviewed a proposal to end the payment of incentive compensation to the Management Company and the Sub-Adviser and to substitute in its place a stock option plan for the directors, officers and employees of the Fund. The Committee and the Board of the Fund believe that a stock option plan better aligns management's compensation with the Fund's shareholders' objective of increasing the market value of the Fund's shares. The Board believes that giving the Fund's directors, officers and employees a proprietary interest in the Fund will motivate such directors, officers and employees to benefit the Funds' shareholders by causing the Fund's shares to appreciate.

      Under the Investment Company Act, the Fund, as a business development company, may have either an investment adviser that is paid incentive compensation based on the capital gains of the Fund or a stock option plan for its officers and directors. Consequently, in order to implement a stock option plan, the incentive compensation provisions of the Management Agreement must be terminated.

      However, the Board does not wish to penalize the Management Company and the Sub- Adviser by terminating the incentive compensation provisions of the Current Management Agreement prematurely. At September 30, 1996, the Fund had accrued a Deferred Management Incentive Fee payable to the Management Company of $10,221,636. This amount represents the unpaid Management Incentive Fee computed on the excess of net realized and unrealized appreciation of the Fund's investments over unrealized depreciation at September 30, 1996, and would be payable to the Management Company upon sale of the Fund's investments at their current values as of such date.

      The Board proposes that upon termination of the incentive compensation provisions of the Management Agreement with the Management Company, the Management Company be vested with the amount of the Deferred Management Incentive Fee as of December 31, 1996. For purposes of determining the Deferred Management Incentive Fee, the investments of the Fund will be appraised by an independent appraiser selected by the Independent Directors, the cost of which will be borne one-half by the Management Company and one-half by the Fund. All unrealized capital gains and losses of the Fund will be deemed realized at that time. The Management Company will be paid the Deferred Management Incentive Fee in shares of the Fund's Common Stock valued at the average of the high and low sale prices of such shares on the AMEX on December 31, 1996. Based on the high and low sales prices for shares of Common Stock on the AMEX at September 30, 1996, and the amount of the Deferred Management Incentive Fee at September 30, 1996, the Fund would issue approximately 619,500 shares of Common Stock to the Management Company in payment of the Deferred Management Incentive Fee. Based on the high and low sales prices of such shares on January 17, 1997, the Fund would issue approximately 603,350 shares. Payment of the Deferred Management Incentive Fee in shares of the Fund's Common Stock will permit the Fund to retain cash otherwise required to pay the Deferred Management Incentive Fee and assist in aligning the Management Company's goal with the Fund's shareholders' goal of increasing the market value of the Fund's shares by converting a liability of the Fund to the Management Company into a substantial equity interest in the Fund. The shares issued to the Management Company would not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and would, therefore, be restricted from future sale unless registered or sold pursuant to an exemption from such registration such as Rule 144 under the Securities Act.

      The payment of Management Incentive Fees and the accrual of Deferred Management Incentive Fees increased the recorded investment expenses of the Fund in 1995 and 1993 and reduced such expenses in 1994. Excluding Management Incentive Fees, the expenses of the Fund would have been reduced from $3,743,348 to $2,465,753 for 1995 and from $9,502,091 to $2,392,644 for the nine months ended September 30, 1996, and the expense ratio of the Fund would have been reduced from 6.1% to 3.9% for 1995 and from 11.5% to 2.7% for the nine months ended September 30, 1996.

      The following unaudited pro forma financial data is presented to show the pro forma effect of the adoption of the New Management Agreement. The Unaudited Pro Forma Condensed Balance Sheets as of September 30, 1996 and December 31, 1995, assume that the New Management Agreement was adopted on September 30, 1996 and December 31, 1995, respectively. The Unaudited Pro Forma Condensed Statements of Expenses reflect the expenses of the Fund for the nine months ended September 30, 1996, and the year ended December 31, 1995, as if the New Management Agreement was adopted on January 1, 1996 and 1995, respectively. The unaudited pro forma financial data are not necessarily indicative of the results that would have been achieved had the New Management Agreement been in place during such periods, or that might be attained in the future.

                       Pro Forma Condensed Balance Sheet
                   December 31, 1995 and September 30, 1996
                                  (Unaudited)

                          Actual       Pro forma      Pro forma        Actual         Pro forma      Pro forma
                         12/31/95     Adjustments      12/31/95        9/30/96       Adjustments      9/30/96
                       ------------   -----------    ------------    ------------   ------------    ------------
Total Assets .......   $132,450,176          --      $132,450,176    $179,301,832           --      $179,301,832
                       ------------   -----------    ------------    ------------   ------------    ------------
Deferred Compen-
sation Payable .....      4,295,335    (4,295,335)           --        10,221,636    (10,221,636)           --
Other Liabilities ..     66,301,552          --        66,301,552      66,018,966           --        66,018,966
                       ------------   -----------    ------------    ------------   ------------    ------------
Total Liabilities ..     70,596,887    (4,295,335)     66,301,552      76,240,602    (10,221,636)     66,018,966
                       ------------   -----------    ------------    ------------   ------------    ------------
Net Assets .........   $ 61,853,289   $ 4,295,335    $ 66,148,624    $103,061,230   $ 10,221,636    $113,282,866
                       ============   ===========    ============    ============   ============    ============
Shares Outstanding .      3,138,575       322,654       3,461,229       4,184,766        619,493       4,804,259
                       ============   ===========    ============    ============   ============    ============
Net Asset Value ....   $      19.71   $     13.25    $      19.11    $      24.63   $      16.38    $      23.58
                       ============   ===========    ============    ============   ============    ============
Percentage Net Asset
Value Dilution .....                                          3.0%                                           4.3%
                                                     ============                                   ============

                     Pro Forma Condensed Statement of Expenses
       Year Ended December 31, 1995 and Nine Months Ended September 30, 1996
                                    (Unaudited)

                           Actual       Pro forma      Pro forma      Actual        Pro forma     Pro forma
                          12/31/95     Adjustments      12/31/95      9/30/96      Adjustments     9/30/96
                         ----------    -----------     ----------    ----------    -----------    ----------
Incentive Compensation   $1,277,595    ($1,277,595)    $     --      $7,109,447    ($7,109,447)   $     --
Other Expenses .......    2,465,753           --        2,465,753     2,392,644           --       2,392,644
                         ----------    -----------     ----------    ----------    -----------    ----------
Total Expenses .......   $3,743,348    ($1,277,595)    $2,465,753    $9,502,091    ($7,109,447)   $2,392,644
                         ==========    ===========     ==========    ==========    ===========    ==========
Expense Ratio ........          6.1%                          3.9%         11.5%                         2.7%
                         ==========                    ==========    ==========                   ==========

      The Directors have made a determination that the immediate dilution in net asset value of the Fund because of the issuance of shares in payment of the Deferred Management Incentive Fee is more than offset by the elimination of future incentive fees.

      The Directors, including all of the Independent Directors, have considered this matter and deemed it appropriate and in the best interest of the Fund and the stockholders of the Fund to recommend adoption of the New Management Agreement in the form attached as Exhibit A contingent on the stockholders approval of the 1997 Stock Incentive Plan. Accordingly, the Board authorized for submission to the stockholders of the Fund for their approval a proposal, contingent upon adoption and approval of the 1997 Stock Incentive Plan, to approve and adopt the New Management Agreement. If the New Management Agreement is approved, the Board anticipates that the Sub-Adviser Agreement will be terminated.

      In addition to the elimination of the incentive compensation provisions of the Current Management Agreement, the New Management Agreement contains certain revisions to Section 9 of the Current Management Agreement dealing with indemnification of the Management Company to clarify the circumstances under which indemnification will be provided by the Fund and the requirements for indemnification of the Management Company by the Fund. The Board believes that the amendments to Section 9 will avoid confusion in interpreting Section 9 and will not subject the Fund to any greater claims for indemnification.

      The adoption of the New Management Agreement will be contingent upon receipt by the Fund and the Management Company of an exemptive order from the Commission that permits the proposed payment of the accrued Deferred Management Incentive Fee as of December 31, 1996, in shares of Common Stock under Sections 61(a)(3)(B) and 23(a) of the Investment Company Act and Section 205(a)(1) of the Investment Advisers Act. The Fund and the Management Company filed an application for such an exemptive order on October 10, 1996. A formal response has not been received as of the date of this Proxy Statement. There is no assurance that the Commission will grant an exemptive order.

THE MANAGEMENT COMPANY

      The Management Company was organized as a Delaware corporation on September 27, 1983, and maintains its offices at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The Management Company's sole activity is to perform management, administrative and investment advisory services for the Fund, Equus Capital Partners, L.P. and Equus Equity Appreciation Fund, L.P. The Management Company is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

      The officers and directors of the Management Company and their principal occupations are as follows:

      Sam P. Douglass, age 64, has been Chairman of the Board and Chief Executive Officer of the Management Company since 1983. He has been Chairman of the Board and Chief Executive Officer of the Fund since August 1991. Mr. Douglass has also been Chairman of the Board of the Sub-Adviser since its formation in September 1983 and became Chief Executive Officer on December 4,1989. Since December 1978, he has served as Chairman and Chief Executive Officer of Equus Corporation International ("ECI"), a privately owned corporation engaged in a variety of investment activities. He is also a director of David's Supermarkets, Inc., GCS RE, Inc., Restaurant Development Group, Inc. and Video Rental of Pennsylvania, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Douglass is a licensed attorney.

      Nolan Lehmann, age 52, has been President and a director of the Management Company since 1983. Mr. Lehmann has also been President and a director of the Fund since August 1991. He is also the President and a director of the Sub-Adviser. Mr. Lehmann is also a director of Allied Waste Industries, Inc., American Residential Services, Inc., Drypers Corporation and Garden Ridge Corporation. In addition, he serves as a director of nine of the privately-owned companies in which the Fund has an investment. Mr. Lehmann is a certified public accountant.

      Gary L. Forbes, age 52, has been a Vice President of the Management Company and the Sub-Adviser since November 1991. Mr. Forbes has been a Vice President of the Fund since December 1991. He is a director of Consolidated Graphics, Inc., Drypers Corporation, and NCI Building Systems, Inc. He is also a director of Carruth-Doggett Industries, Inc., David's Supermarkets, Inc., Sovereign Business Forms, Inc., and WMW Industries, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Forbes is a certified public accountant.

      Randall B. Hale, age 34, has been a Vice President of the Management Company, the Fund, and the Sub-Adviser since November 1992. He has been a director of the Management Company and the Sub-Adviser since February 1996. He has been Secretary of the Management Company since March 1996. From June 1985 to October 1992, he was employed by Arthur

Andersen LLP. Mr. Hale is a director of American Residential Services, Inc.. Mr. Hale is also a director of BSI Holdings, Inc., Industrial Equipment Rentals, Inc., Strategic Holdings, Inc. and SMIP, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Hale is a certified public accountant.

      Paula T. Douglass, age 44, has been a director of the Management Company since July 1993. She was elected a director of the Sub-Adviser in February 1996. Since July 1991, she has been Chairman and CEO of DOVA Production and Entertainment Company. From September 1989 to September 1990 she was employed as an attorney by Fulbright & Jaworski, LLP. Since December 1978, she has been a director of ECI and is Chairman of Iwerks Entertainment, Inc.
Ms. Douglass is a licensed attorney.

      S. Preston Douglass, Jr. age 34, has been a director of the Management Company since July 1993. He was elected a director of the Sub-Adviser in February 1996. He is a partner in the law firm of Wallace, Mosty, Machann, Jackson & Williams, Kerrville, Texas where he began in January 1989. He was a prosecutor in the 216th Judicial District in Kerrville, Texas from December 1987 to December 1988. He is a licensed attorney.

      The business address of the Management Company's officers and directors is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, except for S. Preston Douglass, Jr. whose address is 820 Main Street, Suite 100, Kerrville, Texas 78028.

      There is no family relationship between any independent director of the Fund and any director or officer of the Management Company. Paula T. Douglass is the wife of Sam P. Douglass and S. Preston Douglass, Jr. is the son of Sam P. Douglass.

      As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company.

THE SUB-ADVISER AGREEMENT

      The Management Company entered into a Sub-Adviser Agreement (the "Sub-Adviser Agreement) with the Sub-Adviser pursuant to which the Sub-Adviser provides certain investment advisory services for the Fund. The Sub-Adviser Agreement provides that the Sub-Adviser shall be responsible for preparing the Fund's quarterly net asset valuations and providing certain investment advice to the Fund. In return for its services, the Management Company has agreed to pay the Sub-Adviser quarterly and at the final dissolution or liquidation of the Fund, if the Fund is dissolved on a date other than the end of a fiscal quarter, an incentive fee in an amount equal to 50% of the Management Incentive Fee that the Management Company receives from the Fund. If the amount of the incentive fee in any period is a negative number, or cumulative net realized capital gains less unrealized capital depreciation at the end of any fiscal quarter is less than such amount calculated at the end of the previous fiscal quarter, the Sub-Adviser is required to repay to the Management Company all or a portion of the incentive fee previously paid.

      The Sub-Adviser Agreement also provides for indemnification by the Fund of the Sub- Adviser and its officers and directors from any threatened, pending or completed action to the extent that the activities giving rise to such action were performed in good faith either on behalf of the Fund or in furtherance of the interests of the Fund and in a manner reasonably believed by such person to be within the scope of the authority conferred by the Sub-Adviser Agreement or By-Laws, so long as such person's conduct did not constitute bad faith, negligence, misconduct or any breach of fiduciary duty owed to the Sub-Adviser. In the absence of a determination by a court that the person seeking indemnification is not liable by reason of disabling conduct, such indemnification may be authorized by a reasonable determination, based upon a review of the facts, by the disinterested directors or by independent counsel in a written opinion. Indemnification is limited by Section 17(i) of the Investment Company Act.

      The Sub-Adviser Agreement will continue in effect until July 1, 1997 and from year-to-year thereafter provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or
(ii) a majority of the directors who are not "interested persons" of the Fund, at a meeting called for the purpose of voting on such approval. The Sub- Adviser Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board of Directors of the Fund or the holders of a majority of the Fund's Shares on 60 days' written notice to the Sub-Adviser, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

THE SUB-ADVISER

      The Sub-Adviser is a corporation organized under the laws of the State of Delaware in September 1983. The Sub-Adviser was organized to serve as managing general partner of the Equus I Partnership and other similar partnerships. The Sub-Adviser is a registered investment adviser under the Advisers Act.

      The officers and directors of the Sub-Adviser are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President and director; Randall B. Hale, Vice President and director; Paula T. Douglass, director; S. Preston Douglass, Jr., director; Patrick M. Cahill, Vice President and Treasurer; Tracy H. Cohen, Vice President and Secretary and Gary L. Forbes, Vice President. The business address of the Sub-Adviser's officers and directors (other than S. Preston Douglass, Jr.) is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The business address of S. Preston Douglass, Jr. is 820 Main Street, Suite 100, Kerrville, Texas 78028.

      For a description of the business background of each of Messrs. Douglass, Lehmann, Hale, and Forbes, Ms. Douglass and S. Preston Douglass, Jr. see "The Management Company" above.

      Patrick M. Cahill, age 36, has been Treasurer and a Vice President of the Sub-Adviser since March 1996 and Controller of the Sub-Adviser Since May 1987. Mr. Cahill has been a Vice President of the Fund since May 1994 and Treasurer of the Fund since March 1996. He has also been the Controller of the Management Company since May 1987. From June 1982 to May 1987, he was employed by Ernst & Young. Mr. Cahill is a certified public accountant.

      Tracy H. Cohen, age 29, has been a Vice President of the Sub-Adviser since April 1995 and Secretary since March 1996. She also has served as a Vice President of the Fund since May 1995 and Secretary of the Fund since March 1996. She is also Investor Relations Manager of the Management Company where she has been employed since April 1995. From September 1990 to April 1995, she was employed by Arthur Andersen LLP. Ms. Cohen is a certified public accountant.

      There is no family relationship between any Independent Director of the Fund and any director or officer of the Sub-Adviser. Paula T. Douglass is the wife of Sam P. Douglass and S.
Preston Douglass, Jr. is the son of Sam P. Douglass.

      The Sub-Adviser became a wholly-owned subsidiary of the Management Company on June 30, 1995. As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company. ECI has its principal offices at 2929 Allen Parkway, 25th Floor, Houston, Texas 77019.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve and adopt the New Management Agreement. Such a majority is defined in the Investment Company Act as the lesser of (a) 67% or more of the shares present at the meeting, if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

      THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE NEW MANAGEMENT AGREEMENT.

        PROPOSAL 2. APPROVAL AND ADOPTION OF THE EQUUS II INCORPORATED
                           1997 STOCK INCENTIVE PLAN

      There will be presented at the meeting a proposal to adopt the Equus II Incorporated 1997 Stock Incentive Plan (the "Plan"). The Board believes that stock options and stock-based incentives play an important role in retaining the services of experienced personnel and in encouraging such personnel to have a greater personal financial investment in the Fund (although the Plan does not necessarily require them to hold for investment stock received under the Plan).

      The proposed Plan is set forth in Appendix B. The primary aspects of the proposed Plan are as follows.

GENERAL INFORMATION

      ELIGIBILITY. Directors and officers of the Fund who are responsible for or contribute to the management, growth, success, and profitability of the Fund and who are designated by the administrators of the Plan.

      AUTHORIZED SHARES AND ADJUSTMENTS. The Company has reserved 836,953 shares of Common Stock for issuance under the Plan (which represents 20% of the number of shares of Common Stock outstanding as of September 30, 1996). Commencing December 31, 1996, and continuing each calendar quarter thereafter, the number of shares available for issuance under the Plan will be the greater of 836,953 or 20% of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. If an option or award lapses or is terminated or canceled without issuance of shares, the unissued shares subject to such option or award will again be available for grant under the Plan. If there is a stock split, stock dividend, reclassification of shares, or other similar corporate event affecting the Fund's shares, appropriate adjustments will be made in the number and kind of shares that can be issued under the Plan and the number and kind of shares and exercise prices of options or awards outstanding at the date of such event. No officer shall be granted in any fiscal year of the Fund options or rights to acquire in the aggregate more than 500,000 shares of Common Stock.

      ADMINISTRATION. The Plan will be administered by a committee (the "Compensation Committee") appointed by the Board that, to the extent required to qualify for the exemption contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, must include at least two directors. Members of the Compensation Committee will not be eligible to receive discretionary options or awards under the Plan. Dr. Edward E. Williams, Gary R. Petersen, and Robert L. Knauss will be the initial Board members on the Committee. The Committee anticipates that effective January 2, 1996, each of the six current officers of the Fund will receive grants under the Plan and that grants covering approximately 800,000 shares of Common Stock will be made to such officers. However, the Committee has made no determination as to the allocation of the 800,000 shares among the six officers.

TYPES OF AWARDS

      The Plan authorizes the grant, either alone or in combination, of (i) "nonqualified" stock options that do not qualify for beneficial treatment under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) incentive stock options under Section 422A of the Code, (iii) reload options, (iv) alternate appreciation rights, and (v) limited rights. Any award granted under the Plan must be evidenced by a written award agreement.

      STOCK OPTIONS. The Committee may grant options qualifying as incentive stock options under the Code and nonqualified stock options. Subject to certain terms and conditions provided in the Plan, options granted under the Plan are exercisable at the price and on the terms determined by the Committee. The exercise price of options may not be less than the fair market value of the Common Stock at the date of grant. Options are exercisable at such times as provided in the award agreement although options may not be exercised prior to six months after the date they are granted and the option period for any award may not exceed ten years. Subject to the terms of the award agreement, payment of the exercise price of an option may be made in cash, shares of Common Stock, and in the discretion of the Committee, with other awards under the Plan, by the withholding of shares issuable upon exercise of the option, or with such other consideration as the Committee may specify, or any combination thereof. Consistent with Section 422A of the Code and the regulations thereunder, the Plan contains certain limits on the value of incentive stock options that may be exercised during a year and restrictions on the exercise price and period of incentive stock options granted to employees who own more than 10% of the Fund's Common Stock.

      Unless otherwise provided in the award agreement, options will terminate three months after an option holder's termination of employment for any reason other than death, retirement, disability, or termination by the Fund without cause. In the event of the termination of employment because of death, the option holder's estate may exercise his or her options during the one-year period following death. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her options during the 36-month period following his or her termination. In the event of termination of employment by the Fund without cause, all options shall vest and the option holder may exercise his or her options during the 60-month period following his or her termination. The termination of an officer's services will not otherwise accelerate the termination date of his or her options.

      RELOAD OPTIONS. Concurrently with or subsequent to the award of a stock option, the Committee may authorize the grant of reload options ("Reload Options") to the option holder. The number of Reload Options will equal the number of shares of Common Stock used to pay, or withheld by the Fund in payment of, the exercise price of the underlying stock option. The grant of the Reload Option will become effective upon the exercise of the stock option through the use or withholding of shares of Common Stock. Reload Options will be nonqualified stock options under the Code. The Reload Options will be subject to the same terms and conditions on payment and termination as other stock options.

      ALTERNATE APPRECIATION RIGHTS. Concurrently with or subsequent to the award of a stock option or Reload Option, the Committee may award to the option holder with respect to each share of Common Stock covered by an option, a related alternate appreciation right ("Alternate Rights"), permitting the option holder to be paid the appreciation on the option in lieu of exercising the option. Alternate Rights are exercisable subject to the same terms and conditions as the related options. The amount to be paid on an Alternate Right is the difference between the fair market value of a share of Common Stock and the option price per share on the exercise date. Payment of Alternate Rights will be made in shares of Common Stock determined by dividing the payment amount by the current market value of a share of Common Stock on the exercise date. Exercise of an Alternate Right will cancel an equal number of options related to the Alternate Right. Unless otherwise provided in the award agreement, Alternate Rights will terminate three months after an option holder's termination of employment for any reason other than retirement or disability. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her Alternate Rights during the six-month period following his or her termination.

      LIMITED RIGHTS. Concurrently with or subsequent to the award of a stock option, Reload Option, or Alternate Right, the Committee may grant with respect to each share of Common Stock covered by an option, a related limited right permitting the option holder, during a specified time period, to be paid the appreciation on the option in lieu of exercising the option ("Limited Right"). Limited Rights are exercisable in full for a period of seven months following the date of a "Change in Control" of the Fund. A Change in Control of the Fund is defined as a change in a majority of the directors of the Fund within one year following certain designated transactions, including a tender offer, merger, or proxy contest, or the acquisition of 51% or more of the shares of Common Stock by an unaffiliated person, entity, or group. The amount to be paid on a Limited Right is the difference between the option price per share of Common Stock covered by the related option and the greater of (i) the highest price per share paid in connection with the Change in Control or (ii) the highest price per share of the Common Stock on the AMEX during the 60-day period prior to the Change in Control. Payment of the Limited Right will be made in cash.

      Unless otherwise provided in the award agreement, Limited Rights will terminate upon an option holder's termination of employment for any reason other than retirement or disability. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her Limited Rights during the six-month period following his or her termination. Terminations following a Change in Control (except for "just cause") do not terminate a Limited Right.

      AUTOMATIC OPTION AWARDS. Each non-officer director serving on the Board of Directors as of February 28, 1997, will be granted a nonqualified stock option to purchase 5,000 shares of Common Stock of the Fund that will vest 50% immediately and 16-2/3% on the first, second, and third anniversaries of the date of grant. Each new non-employee director will be granted upon his or her election a nonqualified stock option for a similar number of shares. In addition, beginning with the 1998 annual meeting of stockholders, each individual elected as a non-officer director shall, on the first business day following the annual meeting of stockholders, be granted a stock option to purchase 2,000 shares of Common Stock. The exercise price of the options will be the closing price of the Fund's Common Stock on the AMEX on the date the option is granted. Each option will be exercisable during the period beginning six months after the date of grant and ending ten years after the date of grant. In the event of the termination of a director's services because of death, permanent disability, or retirement, any unvested options shall vest and the director or, if the director is not living, the director's estate, may exercise his or her options during the one-year period following the date of death, permanent disability, or retirement . The termination of a director's services will not otherwise accelerate the termination date of his or her options.

AMENDMENT AND TERMINATION

      The Board may amend, alter, or discontinue the Plan at any time, provided that no amendment, alteration, or discontinuance may be made that would impair the rights of an award holder without his or her consent. The Board may not, without the prior approval of shareholders, amend the Plan to increase the number of shares reserved for grant under the Plan, change the employees eligible to participate, or otherwise if a shareholder vote is required to comply with any tax or regulatory requirement.

TAX CONSEQUENCES

      Set forth below is a summary of the federal income tax consequences relating to awards granted under the Plan.

      STOCK OPTIONS. The grant of a nonqualified stock option or an incentive stock option will not result in income for the grantee or in a deduction for the Fund.

      The exercise of a nonqualified stock option will result in ordinary income for the option holder and a deduction for the Fund measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

      The exercise of an incentive stock option would not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Fund or a subsidiary of the Fund from the date of grant until three months after the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Fund would not be entitled to a deduction. The excess of the fair market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. Officers of the Fund are considered to be employees of the Fund under applicable federal income tax regulations.

      If the holder of an incentive stock option disposes of the shares prior to the expiration of the holding periods, the option holder would recognize ordinary income and the Fund would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

      ALTERNATE RIGHTS AND LIMITED RIGHTS. The grant of an Alternate Right or Limited Right would not result in income for the grantee or in a deduction for the Fund. Upon exercise of an Alternate Right or Limited Right, the grantee would recognize ordinary income and the Fund would be entitled to a deduction measured by the fair market value of the shares or cash received.
Income tax withholding would be required.

      The deductions available to the Fund upon the exercise of stock options are subject to certain limitations contained in Section 162(m) of the Code.
Section 162(m) of the Code places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly traded corporations. Under the Plan, no officer may be granted in any fiscal year of the Fund options or rights to acquire in the aggregate more than 500,000 shares of Common Stock. This annual limit is intended to provide that grants under the Plan qualify as "performance based" compensation under Section 162(m)(4)(C) of the Code and will therefore be exempt from the cap and do not count toward the $1 million limit.

      Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law shares received pursuant to the exercise of a stock option or other purchase right are treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of six months after the date of exercise. Accordingly, the amount of ordinary income recognized, and the amount of the Fund's deduction are determined as of such date unless the option holder makes an election under
Section 83(b) of the Code to make such determination as of the exercise date.

      The Fund believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

      THE FOREGOING DOES NOT CONSTITUTE A DEFINITIVE STATEMENT OF THE FEDERAL INCOME TAX EFFECTS OF OPTIONS UNDER THE PLAN, AND EACH PARTICIPANT IN THE PLAN SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS OF THE PROVISIONS DISCUSSED HEREIN.

VOTE REQUIRED FOR APPROVAL

      Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting. Such a majority is defined in the Investment Company Act as the lesser of (a) 67% or more of the shares present at the meeting, if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                                 OTHER MATTERS

      The Board knows of no matters other than those listed in the attached Notice of Special Meeting which are likely to come before the Special Meeting. However, if any other matter properly comes before the Special Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matters.

      In the event that sufficient votes in favor of the proposals set forth in the Notice of the Special Meeting of Stockholders and Proxy Statement are not received by the time scheduled for the Special Meeting, the individuals named as proxies may move for one or more recesses of the Special Meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at an Special Meeting.

                                 ANNUAL REPORT

      The financial statements of the Fund are contained in the 1995 Annual Report to Stockholders, which previously has been provided to the stockholders. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. A copy of the Fund's Annual Report to Stockholders is available without charge upon request. Please direct your request to Equus II Incorporated, Attention: Investor Relations, P.O. Box 130197, Houston, Texas 77219-0197, (713) 529-0900 or (800) 856-0901.

         NOTICE TO BANKS, BROKER/DEALERS, VOTING TRUSTEES AND NOMINEES

      Please advise the Fund whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock.

      It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to date, sign, and return the proxy card in the enclosed stamped envelope.

                                          By order of the Board of Directors,

                                          Tracy H. Cohen
                                          SECRETARY

________________, 1997
Houston, Texas

                             EQUUS II INCORPORATED

                        2929 Allen Parkway, Suite 2500
                             Houston, texas 77019

          This Proxy is solicited on behalf of the Board of Directors

      The undersigned hereby constitutes and appoints Sam P. Douglass, and Nolan Lehmann, or either of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Special Meeting of Shareholders of Equus II Incorporated to be held on _______________, 1997, at 9:30 a.m. local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, or any adjournment thereof (the "Special Meeting") and to vote the shares of common stock, $.01 par value per share, of the Fund ("Shares"), the undersigned is entitled to vote at the Special meeting, upon the matters listed on the reverse side hereof and upon such other matters as may properly come before the meeting.

      The undersigned hereby acknowledges previous receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS AND, IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

1.    Approval and adoption of a new Management Agreement.

      FOR __________   AGAINST ___________  ABSTAIN ___________

2.    Approval and adoption of the Equus II Incorporated 1997 Stock
      Incentive Plan.

      FOR __________   AGAINST ___________  ABSTAIN ___________

                        Signature should agree with name printed herein. If Shares are held in the name of more than one person, EACH joint owner should sign. Officers, executors, administrators trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                  Signature _______________________________ Date ____

                  Signature _______________________________ Date ____

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

                                                                       EXHIBIT A

                              MANAGEMENT AGREEMENT


        THIS MANAGEMENT AGREEMENT ("Agreement") dated as of ______________, 1997, by and between EQUUS II INCORPORATED, a Delaware corporation (the "Fund"), and EQUUS CAPITAL MANAGEMENT CORPORATION, a Delaware corporation (the "Management Company").

                                   WITNESSETH

        WHEREAS, the Fund is engaged in business as a business development company under the Investment Company Act of 1940, as amended (the "Act"), and in the business of making investments in equity and equity-oriented securities issued in private placements, primarily in connection with leveraged buyouts and leveraged recapitalizations, and making short-term investments for its own account; and

        WHEREAS, the Management Company is engaged in the business of rendering management, administrative and investment advisory services with respect to companies participating in equity and equity-oriented securities in private placements and making short-term investments; and

        WHEREAS, the Fund deems it advisable to retain the Management Company to render certain management, administrative and investment advisory services to the Fund, and the Management Company desires to provide such services to the Fund, on the terms and conditions hereinafter set forth:

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Fund and the Management Company hereby agree as follows;

        1. ENGAGEMENT. Commencing on the date hereof, the Fund engages and retains the Management Company to provide, or to make arrangements with suitable third parties to provide, the management, administrative and investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Management Company hereby accepts such engagement and agrees during the terms of this Agreement, at its own expense, to provide, or to make satisfactory arrangements for the provision of, such services and to assume the obligations herein set forth for the compensation provided herein.

        2. TERM. Subject to the provisions of Section 11, the initial term of this Agreement will be for the period commencing on the date of this Agreement and expiring on June 30, 1998. Thereafter, this Agreement shall automatically be extended, subject to the provisions of Section 11, for successive one year terms, until terminated by either party hereto in accordance with the provisions of Section 11.

        3. PROVISION OF MANAGEMENT AND ADMINISTRATIVE SERVICES. The Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services shall include, but not be limited to, the following:

               (i) providing the Fund with such office space, equipment, facilities and supplies, and the services of such clerical and other personnel of the Management Company, as may be necessary or required for the reasonable conduct of the business of the Fund;

               (ii) keeping and maintaining the books and records of the Fund and handling communications and correspondence with stockholders of the Fund;

               (iii) preparing such accounting, management and other reports and documents as may be necessary or appropriate for the reasonable conduct of the business of the Fund;

               (iv) making such arrangements and handling such communications with accountants, attorneys, banks, transfer agents, custodians, underwriters, insurance companies, depositories and other persons as may from time to time be requested by the Fund or may be reasonably necessary to perform any of the other services to be rendered by the Management Company under this Agreement;

               (v) providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of Fund investments; and

               (vi) providing such other advice and recommendations with respect to the business and affairs of the Fund as the Management Company shall deem to be desirable or appropriate.

        4. PROVISION OF INVESTMENT ADVISORY SERVICES. The Management Company shall, within a reasonable period of time after any request by the Fund, provide, or arrange for suitable third parties to provide, the Fund with such investment research and advice as the Fund may request with respect to any existing or proposed investments. The Management Company agrees to comply with all provisions of the Act and all rules and regulations promulgated thereunder in providing the services to the Fund described herein. The Management Company's investment services shall include identifying, evaluating, structuring, acquiring, monitoring, holding, managing and arranging for the disposition of investments for the Fund.

        5. SUPERVISION. The performance by the Management Company of its duties and obligations hereunder shall be subject to the control and supervision of the Board of Directors of the Fund and the Management Company's determination of what services are necessary or required for the operation or to reasonably conduct the business of the Fund shall be subject to review by such Board of Directors. The Management Company shall provide periodic reports to the Board of Directors of its performance of its obligations hereunder as may be requested by the Board of Directors.

        The Management Company and its Affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

        6.     ALLOCATION OF COSTS AND EXPENSES.

               (a) COSTS AND EXPENSES OF THE MANAGEMENT COMPANY. The Management Company shall bear all costs and expenses incurred or paid by the Management Company in providing any services to the Fund under Sections 3 and 4, including, but not limited to, the cost of office space, equipment and supplies utilized by the Fund's personnel, all wages, salaries and benefits of the Management Company staff and other Management Company personnel; and all additional costs and expenses incurred or paid by the Management Company in connection with this Agreement and the Management Company's performance hereunder not directly allocable and identifiable to the Fund or its business or investments.

               (b) EXPENSES OF THE FUND. Except as provided in Section 6(a), the Fund shall bear (and shall reimburse the Management Company for) all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or dispositions thereof, acquisitions of portfolio securities, dispositions of portfolio securities, expenses of registering shares of stock under federal and state securities laws, costs of printing proxies and other expenses related to meetings of shareholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its investments, legal fees, fees of independent public accountants, expenses of printing or distributing reports to securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

               (c) REGISTRATION EXPENSES. Organizational and offering expenses, including accounting, legal and printing expenses and registration fees incurred by the Management Company in connection with the public offering of shares of common stock or senior securities in the Fund will be reimbursed to the Management Company by the Fund.

        7.     MANAGEMENT FEES.

               (a) DESCRIPTION OF THE MANAGEMENT FEE. In consideration of the services to be provided by the Management Company to the Fund under this Agreement, the Fund agrees to pay to the Management Company a fee (the "Management Fee") equal to one-half of one percent (.5%) of the Net Assets (as hereinafter defined) of the Fund, on the last day of each calendar quarter during the term of this Agreement payable in arrears on the day after filings with the Securities and Exchange Commission are made for such calendar quarter (the "Payment Date").

               (b) DEFINITION OF NET ASSETS. For purposes of this Agreement, "Net Assets" means the total assets (determined in accordance with paragraph 7(c)), less total liabilities, of the Fund, determined in accordance with generally accepted accounting principles consistently applied.

               (c) DETERMINATION OF TOTAL ASSETS. For purposes of determining the total assets of the Fund, the following shall be applicable with respect to assets other than short-term investments if the following would result in the total assets of the Fund being less than would otherwise be the case:

                      (i) an investment for which no market exists will be
               valued based upon its original cost to the Fund until significant developments affecting the entity in which the investment is made justify, in the opinion of the Board of Directors of the Fund, use of another valuation method; and

                      (ii) without limiting the discretion of the Board of
               Directors, other valuation methods which may be appropriate if approved by the Board of Directors include (x) appraisal valuation, (y) third party transaction valuation with respect to completed transactions or firm offers made by sophisticated, independent investors and (z) liquidation valuation.

               (d) EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Management Company pursuant to subsection (a) hereof, for any fiscal year ending on a date during which this Agreement is in effect exceed any expense limitations applicable to the Fund imposed by applicable state securities laws or regulations promulgated thereunder, as such limitations may be raised or lowered from time to time, the Management Company shall reduce the Management Fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, portfolio transaction costs and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, if any, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the quarterly payment of the Management Fee due to the Management Company. Should two or more such expense limitations be applicable as at the end of the last business day of the quarter, the expense limitation which results in the largest reduction in the Management Fee shall be applicable.

               (e) COMPUTATION OF MANAGEMENT FEE. On or prior to a Payment Date, the Management Company shall prepare a computation showing the Management Fee due for the preceding quarter. Such computation shall be submitted to the Board of Directors who shall promptly review it. If the Board of Directors approves such computation, the fee reflected thereon shall be paid to the Management Company by the Fund. If the Board of Directors does not approve such computation, the fund shall pay the Management Company the Management Fee computed by the Board of Directors or if they shall not have computed a Management Fee, then the Management Fee originally submitted by the

        Management Company. Thereafter, the Net Assets of the Fund as of the end of such quarter shall be determined by such independent public accountants as the Management Company and the Fund shall agree upon, or the Management Company and the Board of Directors shall agree upon an alternative method of resolving the dispute such as an independent appraisal of one or more assets. If the dispute is submitted to such accountants, their determination shall be determinative of the Management Fee payable for such quarter, and, upon such determination or upon completion of such alternative manner of resolving the dispute, the Management Company shall be paid or shall refund to the Fund any portion of the Management Fee determined to be underpaid or overpaid, as the case may be. The cost of such determination of the Management Fee by such independent public accountants or otherwise shall be paid by the Fund, unless the Management Fee determination of the Management Company exceeds by ten percent or more the Management Fee determination finally made, in which case the Management Company shall pay the cost of such determination.

               (f) EFFECT OF TERMINATION. If this Agreement is terminated as of any date not the last day of a calendar quarter, the Management Fee shall be calculated as of the effective date of termination and shall be paid as soon as possible after such date of termination.

        8. LIABILITY OF THE MANAGEMENT COMPANY. The Management Company, its officers, directors, employees, agents and affiliates (collectively, "Affiliates") shall not be liable to the Fund, or any stockholder of the Fund, for any error of judgment or mistake of law or any loss or damage with respect to any investment of the Fund or arising from any act or omission of the Management Company or any of the Affiliates in the performance of its obligations hereunder, unless such loss or damage is the result of bad faith, negligence, misconduct or any breach of fiduciary duty, or disregard of any duties or obligations owed to the Fund by the Management Company or such Affiliates by reason of this Agreement or any relation created hereby.

        9. INDEMNIFICATION OF THE MANAGEMENT COMPANY AND AFFILIATES. The Fund shall indemnify and hold harmless, to the extent permitted by law, the Management Company and any of its Affiliates, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of the Fund), by reason of any acts or omissions or alleged acts or omissions arising out of the activities of such person, if such activities were performed in good faith either on behalf of the Fund or in furtherance of the interest of the Fund, and in a manner reasonably believed by such person to be within the scope of the authority conferred by this Agreement or by law against losses, damages or expenses for which such person has not otherwise been reimbursed (including, but not limited to, accountants' and attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such conduct did not constitute bad faith, negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions and, with respect to any criminal action or proceedings, and no reasonable cause to believe his conduct was unlawful. The satisfaction of any indemnification and any holding harmless hereunder shall be from and limited to Fund assets. Notwithstanding the foregoing, absent a court determination that the person seeking indemnification was not liable by reason of

"disabling conduct" within the meaning of Section 17(h) of the Act, the decision by the Fund to indemnify such person shall be based upon the reasonable determination, based upon a review of the facts, that such person was not liable by reason of such disabling conduct, by (1) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Act nor parties to such action, suit, or proceeding or (2) an independent legal counsel in a written opinion.

        Expenses incurred by the Management Company in defending a civil or criminal action, suit or proceeding shall be paid by the Fund in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Fund in the specific case upon receipt of an undertaking by or on behalf of the Management Company to repay such amount unless it shall ultimately be determined that the Management Company is entitled to be indemnified by the Fund as authorized in this Section 9, provided that at least one of the following conditions precedent has occurred in the specific case: (1) the Management Company has provided security for its undertaking; (2) the Fund is insured against losses arising by reason of any lawful advances; or (3) a majority of a quorum of the disinterested non-party directors of the Fund or an independent legal counsel in a written opinion, shall determine, based upon a review of the readily available facts, that there is reason to believe that the Management Company ultimately will be found entitled to indemnification. The advancement and indemnification provisions in this Section 9 shall apply to all threatened, pending, and completed actions, suits, or proceedings in which the Management Company is a party or is threatened to be made a party during the term of this Agreement, including those actions, suits or proceedings that were threatened, filed, or otherwise initiated prior to the effective date of this provision.

        For purposes of this Section 9, any provision hereof applicable to the Management Company shall also be applicable to any person serving as a director, officer, employee, agent, or affiliate of the Management Company if such person is made a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding in such capacity. The indemnification and advancement provisions of this Section shall be independent of and in addition to any indemnification and advancement provisions that may apply to any director, officer, employee, agent, or affiliate of the Management Company because of any other position that such person may hold with the Fund.

        10. OBLIGATIONS OF THE MANAGEMENT COMPANY NOT EXCLUSIVE. The obligations of the Management Company to the Fund are not exclusive. The Management company may, in its discretion, render the same or similar services to any person or persons whose business may be in direct or indirect competition with the business of the Fund and may be in direct competition with the Fund for particular investments. Additionally, it is contemplated that from time to time one or more of Affiliates of the Management Company may serve as directors, officers or employees of the Fund or otherwise have an interest or affiliation with the Fund or have the same or similar relationships with competitors of the Fund. Neither the Management Company nor any of its Affiliates shall in any manner be liable to the Fund by reason of the aforedescribed activities of the Management Company or such Affiliate. Within 60 days after the end of each calendar quarter of the Fund, the Management Company will furnish the Board of Directors of the Fund with information on a confidential basis, as to any investment within the investment objective of the Fund made during such fiscal year by the Management Company, any sub-adviser or any of their Affiliates for their own account or for the account of others.

        11. APPROVAL, TERMINATION AND CONTINUATION. The Fund shall use its best efforts to cause this Agreement to be approved by a majority of the outstanding voting securities of the Fund. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Management Company, on 60 days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

        This Agreement shall continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by (i) the disinterested Directors of the Fund, and (ii) the Board of Directors of the Fund or a vote of a majority of the outstanding voting securities of the Fund.

        12. TERMINATION OF PRIOR MANAGEMENT AGREEMENT. The Fund and the Management Company are parties to a Management Agreement dated as of July 1, 1993 (the "Prior Agreement"), which has been terminated on the effective date of this Agreement. In connection with such termination, the investments of the Fund on December 31, 1996, shall be appraised by an independent appraiser selected by the independent members of the Board of Directors. The cost of such appraisal shall be borne equally by the Fund and the Management Company. All unrealized gains and losses of the Fund shall be deemed realized as of December 31, 1996. If such appraisal reflects a net capital gain as of December 31, 1996, the Fund shall deliver to the Management Company the number of shares of Common Stock, $.01 par value ("Common Stock"), of the Fund equal to the amount of the Incentive Fee (as defined in the Prior Agreement) consequently owed to the Management Company on December 31, 1996, divided by the average of the high and low sale prices of a share of Common Stock on the American Stock Exchange on December 31, 1996.

        13. USE OF NAME. The Management Company reserves the right to grant the use of the name "Equus Investments" or a similar name to another investment company, business development company or business enterprise. The Management Company also reserves the right to withdraw from the Fund the right to use the name "Equus" upon termination of this Agreement or at any other time, provided that, if the right to withdraw the name "Equus" is exercised by the Management Company, the Management Company will submit the question of continuing this Agreement to a vote of the security holders and the Board of Directors of the Fund.

        14. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered, as evidenced by an executed receipt, or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed, if addressed to the respective parties as follows:

        If to the Fund:                    Equus II Incorporated
                                           2929 Allen Parkway, Suite 2500
                                           Houston, Texas 77019
                                           Attention:  President

        If to the Management Company:      Equus Capital Management Corporation
                                           P.O. Box 13197
                                           Houston, Texas 77219
                                           Attention:  President

        15. DEFINITIONS. The terms "assignment" and "majority of the outstanding voting securities" shall have the meanings given to them by Sections 2(a)(4) and 2(a)(42), respectively, of the Act.

        16. ASSIGNMENT. This Agreement may not be assigned by either party hereto.

        17. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by both parties thereto; provided, however, that this Agreement may be amended by the parties only if such amendment is specifically approved by
(i) the Board of Directors of the Fund, and (ii) the vote of a majority of outstanding voting securities of the Fund.

        18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the applicable provisions of the Act.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              EQUUS II INCORPORATED


                              By:__________________________________
                                  Nolan Lehmann, President


                              EQUUS CAPITAL MANAGEMENT
                                 CORPORATION


                              By:__________________________________
                                  Sam P. Douglass, Chairman of the Board